UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Filed by a Party other than the Registrant ☐
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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

Digital Angel Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Digital Angel Corporation
490 Villaume Avenue
South St. Paul, Minnesota 55075
September __, 2008
Dear Stockholder:
You are cordially invited to attend a Special Meeting of Stockholders which will be held on October 30, 2008, at 9:00 a.m. Eastern Daylight Time, at the Hilton Hotel, 1870 Griffin Road, Dania Beach, Florida 33004.
A notice of the Special Meeting, a form of proxy and a proxy statement containing information about the matter to be acted on at the Special Meeting are enclosed.
Your vote is important regardless of the number of shares you own. We encourage you to vote by proxy so that your shares will be represented and voted at the Special Meeting even if you cannot attend. All stockholders can vote by written proxy card. Many stockholders also can vote by proxy via a touch-tone telephone from the U.S. and Canada, using the toll-free number on your proxy card or via the Internet using the instructions on your proxy card. In addition, stockholders may vote in person at the special meeting as described above.
The Board of Directors and management look forward to seeing you at the Special Meeting.
Sincerely,

/s/ Joseph J. Grillo
JOSEPH J. GRILLO
Chief Executive Officer and President

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held October 30, 2008
TO THE STOCKHOLDERS OF DIGITAL ANGEL CORPORATION:
A special meeting of stockholders of Digital Angel Corporation, a Delaware corporation, or the “Company,” whose headquarters are temporarily located in South St. Paul, Minnesota, will be held at the Hilton Hotel, 1870 Griffin Road, Dania Beach, Florida 33004, on October 30, 2008, at 9:00 a.m., Eastern Daylight Time, for the following purpose:
1.
To approve an amendment to the Company’s Certificate of Incorporation, as amended, to effect a one-for-eight reverse stock split of the Company’s common stock without changing the par value of the stock.

A form of proxy and a proxy statement containing more detailed information about the matter to be acted on at the special meeting accompany this notice.
Only stockholders of record at the close of business on September 17, 2008 and their proxies will be entitled to notice of and to vote, or exercise voting rights through a voting trust, as the case may be, at the special meeting and any adjournment or postponement of the special meeting. The list of holders of record of the Company’s common stock as of the close of business on September 17, 2008 will be available for inspection during normal business hours at the Company’s offices at 490 Villaume Avenue, South St. Paul, Minnesota 55075 for ten business days prior to the special meeting. This list will also be available at the special meeting.
All stockholders are invited to attend the special meeting in person. If you plan to attend the special meeting, please mark the appropriate box on your proxy card to help us plan for the special meeting. For admission to the special meeting, you will need to bring an admission card to the special meeting. If your shares are registered in your name, you are the stockholder of record and your admission card is attached to your proxy card. If your shares are registered in the name of a broker or bank, your shares are held in street name and you will need to ask your broker or bank for an admission card in the form of a legal proxy. If you do not receive the legal proxy in time, please bring your brokerage statement with you to the special meeting so that we can verify your ownership of the Company’s stock on the record date and admit you to the special meeting. However, you will not be able to vote your shares at the special meeting without a legal proxy.

Whether or not a stockholder plans to attend the special meeting in person, each stockholder is urged to vote promptly by signing and returning the enclosed proxy card, using the telephone voting system as indicated on the proxy card or accessing the website indicated on the proxy card to vote via the Internet. If a stockholder decides to attend the special meeting, he or she may revoke the proxy and vote the shares in person at the special meeting.
If there is an insufficient number of votes for a quorum or to approve the foregoing proposal at the time of the special meeting, the special meeting may be adjourned or postponed to allow further solicitation of proxies by the Company.

By Order of the Board of Directors,
/s/ Joseph J. Grillo
JOSEPH J. GRILLO
Chief Executive Officer and President
South St. Paul, Minnesota
September  _____, 2008

Digital Angel Corporation
490 Villaume Avenue, South St. Paul
Minnesota 33445

PROXY STATEMENT
For The Special Meeting Of Stockholders
To Be Held On October 30, 2008

This document is being furnished to the stockholders of Digital Angel Corporation, a Delaware corporation (“Company”), as part of the solicitation of proxies by the Company’s Board of Directors for use at the special meeting of stockholders to be held at the Hilton Hotel, 1870 Griffin Road, Dania Beach, Florida 33004, on October 30, 2008 at 9:00 a.m., Eastern Daylight Time. This proxy statement and the accompanying form of proxy were first mailed to stockholders of record beginning on or about September  _____, 2008.
Purpose of the Special Meeting
The special meeting is being held to vote on the following proposal, which was previously approved by the Company’s Board of Directors:
1. To approve an amendment to the Company’s Certificate of Incorporation, as amended, to effect a one-for-eight reverse stock split of the Company’s common stock without changing the par value of the stock (“Proposal”).
Record Date and Share Ownership
Stockholders of record of shares of the Company’s common stock at the close of business on September 17, 2008 (“Record Date”) will be entitled to vote at the special meeting or adjournments or postponements thereof. Each stockholder of record on the Record Date is entitled to one vote for each share of common stock so held.
As of the close of business on the Record Date, there were [                    ] shares of common stock outstanding entitled to vote at the special meeting (all such shares being referred to herein as the “shares” and all holders thereof being referred to as our “stockholders”). A majority of the shares must be present, in person or by proxy, to conduct business at the special meeting.
For information regarding security ownership by management and the beneficial owners of more than 5% of the Company’s common stock, see “Security Ownership of Certain Beneficial Owners and Management.”
All share numbers in this proxy statement do not take into account the effect of the proposed amendment to the Company’s Certificate of Incorporation, as amended, unless otherwise expressly indicated.

Quorum
A quorum, consisting of a majority of the outstanding shares of the Company’s common stock entitled to vote at the special meeting, must be present in person or by proxy before any action can be taken by the stockholders at the special meeting.
If a stockholder has returned a valid proxy or attends the special meeting in person, the stockholder’s shares will be counted for the purpose of determining whether there is a quorum, even if the stockholder wishes to abstain from voting on the Proposal at the special meeting. Abstentions and “broker non-votes” (shares held by a broker, bank or other nominee that does not have authority, either express or discretionary, to vote on a particular matter) are counted for determining whether there is a quorum.
Voting
Stockholders of record may vote their shares either in person by ballot at the special meeting or by proxy. The procedures that permit stockholders to submit proxies by telephone or via the Internet are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded. Specific instructions to be followed by stockholders interested in voting via the telephone or the Internet are set forth on the proxy card.
All properly executed written proxies and all properly completed proxies voted by telephone or via the Internet and delivered pursuant to this solicitation (and not revoked later) will be voted at the special meeting in accordance with the instructions of the stockholder. Below is a list of the different ways stockholders may vote at the special meeting pursuant to this solicitation:
1.	in favor of the proposal,

2.	against the proposal, or

3.	abstain from voting on the proposal.
Stockholders should specify their choice of vote on the Proposal on the proxy. If no specific instructions are given, the shares will be voted FOR the approval of the Proposal. In addition, if other matters properly come before the special meeting, such as a vote to adjourn the special meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters.
Revocability of Proxies
A stockholder submitting a proxy has the power to revoke it at any time prior to its exercise by voting in person at the special meeting, by giving the Company’s proxy tabulator written notice bearing a later date than the proxy or by giving a later dated proxy. Any written notice revoking a proxy should be sent to the Company’s proxy tabulator: Broadridge Financial Solutions (formerly ADP Investor Communication Services, Inc.), 51 Mercedes Way, Edgewood, NY 11717.
Attendance at the special meeting will not, in and of itself, constitute a revocation of a proxy.
Required Vote
Approval of the Proposal will require the affirmative vote of a majority of the outstanding shares of the Company’s common stock entitled to vote at the special meeting. Abstentions and, if applicable, broker non-votes are not counted as votes “for” or “against” the Proposal.

Solicitation Expenses
The expense of solicitation of proxies will be borne by the Company. As of September  _____, 2008, the Company has not retained a proxy solicitor to solicit proxies, however the Company may choose to do so prior to the special meeting. Proxies may also be solicited by certain of the Company’s directors, officers and other employees without additional compensation, personally or by written communication, telephone or other electronic means. The Company is required to request brokers and nominees who hold stock in their name to furnish the Company’s proxy material to beneficial owners of the stock and will reimburse such brokers and nominees for their reasonable out-of-pocket expenses in so doing.
PROPOSAL
APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT A ONE-FOR-EIGHT REVERSE STOCK SPLIT OF THE COMPANY’S COMMON STOCK WITHOUT CHANGING THE PAR VALUE OF THE STOCK.
Overview of the Proposal
The Board of Directors has adopted a resolution approving, declaring advisable and recommending to the Company’s stockholders for their approval the Proposal to amend the Company’s Certificate of Incorporation, as amended, to effect a one-for-eight reverse stock split of the Company’s common stock without changing the par value of the stock.
If the Company’s stockholders approve the Proposal as outlined above, the Company will file a Certificate of Amendment to its Certificate of Incorporation, as amended, with the Secretary of State of the State of Delaware on or about, or with an effective date of, November 10, 2008 (“Effective Date”) reducing the number of shares of its authorized common stock from 190,000,000 shares to 35,000,000 shares but will not affect the par value of the common stock. However, such reduction in the number of authorized common stock does not represent a proportional reduction of authorized shares based upon the actual reverse stock split ratio.
The amendment to the Certificate of Incorporation, as amended, and the reverse stock split will not change the number of authorized shares of preferred stock or the par value of the preferred stock. Therefore, the Company will continue to have 5,000,000 authorized but unissued and undesignated shares of preferred stock, par value $10.00 per share. Presently, there are no outstanding shares of preferred stock.
As a result of the reverse stock split, each outstanding share of common stock on the date of the reverse stock split will be converted into one-eighth share of common stock, as more fully described below. Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of common stock outstanding immediately following the reverse stock split as that stockholder held immediately before the reverse stock split. The rights and preferences of the issued and outstanding shares of the Company’s common stock will remain the same after the reverse stock split. Each share of common stock issued pursuant to the reverse stock split will be fully paid and nonassessable.
The form of Certificate of Amendment is attached to this proxy statement as Appendix A. The following discussion is qualified in its entirety by the full text of the Certificate of Amendment, which is hereby incorporated by reference.

Reasons for the Reverse Stock Split
The Company’s Board of Directors approved the proposed amendment to effect a reverse stock split and is seeking stockholder approval of the Proposal. The large number of outstanding and authorized shares is a result, in part, of the Company’s past acquisitions, including its merger with Destron Fearing Corporation on December 28, 2007. One of the Board’s reasons to reverse split the stock is to raise the per share trading price of the Company’s common stock on the Nasdaq Capital Market. The Board believes that a higher per share trading price would better enable the Company to maintain the listing of its common stock on the Nasdaq Capital Market and generate greater investor interest in the Company.
The Company’s common stock is listed on the Nasdaq Capital Market, and has been trading in this market since November 12, 2002. On December 6, 2007, the Company received notice from the Nasdaq Stock Market indicating that the Company was not in compliance with the $1.00 minimum bid price per share requirement set forth under NASDAQ Marketplace Rule 4310(c)(4) for continued listing on the Nasdaq Capital Market. The Company was provided 180 calendar days, or until June 2, 2008 to regain compliance. On June 3, 2008, the Company had not regained compliance but because the Company met all the initial inclusion criteria for the Nasdaq Capital Market (except for the bid price), the Company was provided an additional 180 calendar day compliance period. In order for the Company’s common stock to continue to be listed on the Nasdaq Capital Market, the Company must regain a minimum bid price of its common stock of least $1.00 per share for a minimum of ten (10) consecutive trading days on or before December 1, 2008 as well as continue to comply with the other applicable listing requirements.
The Board of Directors believes that maintaining the listing of its common stock on the Nasdaq Capital Market is in the best interest of the Company and its stockholders. If the common stock was delisted from the Nasdaq Capital Market, trading in the Company’s common stock, if any, would have to be conducted on the OTC Bulletin Board or in the non-Nasdaq over-the-counter market (or “pink sheet” market). The Board believes that as a result, the liquidity in the trading market for the common stock would be significantly decreased, which could reduce the trading price, result in greater fluctuations in trading price and increase the transaction costs of trading shares of the Company’s common stock. The Board believes that the reverse stock split will facilitate regaining compliance with the Nasdaq Capital Market minimum bid price listing requirement by causing an increase in the minimum bid price of the Company’s common stock to above the $1.00 per share minimum. However, despite the approval of the reverse stock split by the stockholders and the implementation of the reverse stock split, the Company’s common stock may nonetheless be delisted from the Nasdaq Capital Market due to the Company’s failure to comply with one or more of the NASDAQ Marketplace Rules.
The Board further believes that an increased stock price may encourage investor interest and improve the marketability of the common stock to a broader range of investors, and thus enhance liquidity. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their own portfolios, which reduces the number of potential buyers of the Company’s common stock. In addition, analysts at many brokerage firms are reluctant to recommend lower-priced stocks to their clients or monitor the activity of lower-priced stocks. A variety of brokerage house policies and practices also tend to discourage individual brokers within those firms from dealing in lower-priced stocks. Some of those policies and practices pertain to the payment of brokers’ commissions and to time-consuming procedures that function to make the handling of lower-priced stocks unattractive to brokers from an economic standpoint. The Board believes that if the reverse stock split has the effect of raising the trading price of the Company’s common stock, this may increase the attractiveness of the Company’s common stock to the investment community and enable institutional investors and brokerage firms with such policies and practices to invest in the Company’s common stock.

Possible Disadvantages of the Reverse Stock Split
Even though the Company believes that the potential advantages of a reverse stock split outweigh any disadvantages that might results, there are possible disadvantages of a reverse stock split:
•	The reduced number of shares of the Company’s common stock resulting from a reverse stock split could adversely affect the liquidity of the common stock.

•
A reverse stock split could result in a significant devaluation of the Company’s market capitalization and the trading price of its common stock, on an actual or an as-adjusted basis. In many cases, the total market capitalization of a company following a reverse stock split is lower than the total market capitalization before the reverse stock split. The Company cannot assure you that the reverse stock split will not adversely impact the market price of the Company’s common stock.

•
There can be no assurance that the market price of the Company’s common stock immediately after the Effective Date of the proposed reverse stock split would be maintained for any period of time or that such market price would approximate the multiple of the stock split ratio times the market price of the Company’s common stock before the reverse stock split. Accordingly, the total market capitalization of the Company’s common stock after the proposed reverse stock split may be lower than the total market capitalization before the proposed reverse stock split and, in the future, the market price of the Company’s common stock following the reverse stock split may not exceed or remain higher than the current market price on an actual or an as-adjusted basis.

•
A reverse stock split may leave certain stockholders with one or more “odd lots,” which are stock holdings in amounts of fewer than 100 shares of common stock. These odd lots may be more difficult to sell than shares of common stock in even multiples of 100. Additionally, any reduction in brokerage commissions resulting from the reverse stock split, as discussed above, may be offset, in whole or in part, by increased brokerage commissions required to be paid by stockholders selling odd lots created by the reverse stock split.

If the reverse stock split is accomplished and the market price of the Company’s common stock declines, the percentage decline may be greater than would occur in the absence of a reverse stock split. However, the market price of the Company’s common stock also will be based on the Company’s performance and other factors that are unrelated to the number of shares outstanding.
In addition, the Company cannot assure you that the reverse stock split will result in a per share price that will attract institutional investors and brokers. While the Company’s Board of Directors believes that a higher stock price may help generate investor interest, there can be no assurance that the reverse stock split will result in a per share price that will attract institutional investors and brokers.
Forward-Looking Statements regarding the Proposal
This proxy statement includes forward-looking statements including statements regarding the Company’s intent to solicit approval of the Proposal to effect a reverse stock split, the timing of the proposed reverse stock split, and the potential benefits of a reverse stock split, including but not limited to increased investor interest, continued listing on the Nasdaq Capital Market and the potential for a higher stock price. The words “believe,” “expect,” “will,” “may” and similar phrases are intended to identify such forward-looking statements. Such statements reflect the current views and assumptions of the Company, and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. These risks include but are not limited to risks relating to the volatility of the Company’s stock price, general market and economic conditions and risks related to the development of the Company’s business model. For a discussion of these and other risk factors that could affect the Company’s business, see “RISK FACTORS” in the Company’s filings with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2007.

Implementation and Effects of the Proposal
If the Company’s stockholders approve the Proposal, the reverse stock split would have the following effects:
•	Every eight shares of the Company’s common stock owned by a stockholder will automatically be changed into and become one new share of the Company’s common stock.

•
The number of shares of the Company’s common stock issued and outstanding will be reduced proportionately. However, the reduction in the number of authorized common stock does not represent a proportional reduction of authorized shares based upon the actual reverse stock split ratio.

•
Each stockholder’s proportionate ownership of the Company’s outstanding shares of common stock would remain the same, except that stockholders that would otherwise receive fractional shares as a result of the reverse stock split will receive cash payments in lieu of fractional shares.

•
Because the par value per share of the Company’s common stock will not change, the reduction in the number of outstanding shares of common stock will cause the Company’s stated capital account to be reduced, and the additional paid in capital to be increased by an equivalent amount. Total stockholder’s equity will remain unchanged.

•
Proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants entitling the holders thereof to purchase shares of the Company’s common stock, which will result in approximately the same aggregate price being required to be paid for such options or warrants upon exercise of such options or warrants immediately preceding the reverse stock split.

•
If applicable, proportionate adjustments will be made to the conversion price and the number of shares issuable upon conversion of any outstanding convertible securities entitling the holders thereof to acquire shares of the Company’s common stock, which will result in approximately the same conversion price to be used upon conversion of such convertible securities immediately preceding the reverse stock split.

•
The number of shares reserved for issuance under the Company’s existing stock option plans, employee stock purchase plans and severance agreements will be reduced proportionately based on the reverse stock split ratio.

The reverse stock split will affect all of the Company’s stockholders uniformly, and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the reverse stock split results in any of the Company’s stockholders owning a fractional share. As described below, stockholders holding fractional shares will receive cash payments in lieu of such fractional shares. Such cash payments will reduce the number of post-split stockholders to the extent there are stockholders presently holding fewer shares than eight shares. However, this is not a reason why the Company is effecting the reverse stock split.

The proposed amendment to the Company’s Certificate of Incorporation, as amended, would fix the number of authorized shares of common stock at 35,000,000. Although the amendment will reduce the number of authorized shares of common stock, the resulting number of authorized shares of common stock represents an increase of 11,250,000 shares over the number of shares of common stock that would have been authorized if all shares of common stock, whether or not issued and outstanding, had been equally adjusted based on the actual reverse stock split ratio.
The authorized but unissued shares of common and preferred stock would be available for issuance from time to time for corporate purposes such as raising additional capital, acquisitions of companies or assets, sales of stock or securities convertible into common stock or issuance under employee plans. The Company believes that the availability of the authorized unissued shares will provide it with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment. If the Company issues additional shares, the ownership interests of holders of the Company’s common stock may be diluted. Also, if the Company issues shares of its preferred stock, the issued shares may have rights, preferences and privileges senior to those of its common stock. The Company has no present plans for use of such additional authorized shares, and such additional authorized shares are not a requirement of any agreement to which the Company is a party.
The Company will continue to be subject to the periodic reporting requirements of the Securities and Exchange Act of 1934, as amended.
Fractional Shares
No scrip or fractional share certificates will be issued in connection with the reverse stock split. Stockholders who otherwise would be entitled to receive a fractional share because they hold a number of shares of the Company’s common stock not evenly divisible by the exchange ratio will receive, upon surrender of certificate(s) representing such shares, a cash payment in lieu thereof. The cash payment will equal the product obtained by multiplying (a) the fraction of a share to which the stockholder would otherwise be entitled by (b) the per share closing sales price of the Company’s common stock on the Effective Date of the reverse stock split as reported on the Nasdaq Capital Market (on a post-reverse-split basis). The ownership of a fractional share will not give the holder thereof any voting, dividend or other rights except to receive payment for such fractional share as described above.
Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where the Company is domiciled and where the funds will be deposited, sums due for fractional shares that are not timely claimed after the effective time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.
Accounting Matters
The par value of the Company’s common stock will not change as a result of the reverse stock split. Therefore, the Company’s stated capital, which consists of the par value per share of common stock multiplied by the aggregate number of shares of common stock issued and outstanding, will be reduced proportionately on the Effective Date of the reverse stock split. Correspondingly, the Company’s additional paid-in capital, which consists of the difference between the Company’s stated capital and the aggregate amount paid to the Company upon issuance of all currently outstanding shares of common stock, will be increased by a number equal to the decrease in stated capital. Further, net income/loss per share and book value per share will be increased as a result of the reverse stock split because there will be fewer shares of common stock outstanding.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates
If the stockholders approve the Proposal, the Company will file a Certificate of Amendment to the Company’s Certificate of Incorporation, as amended, with the Secretary of State of the State of Delaware to implement the reverse stock split. The reverse stock split will become effective when the Certificate of Amendment is filed or at the time specified in the Certificate of Amendment, which will be on or about November 10, 2008. Beginning on the Effective Date, each certificate representing shares of the Company’s common stock before the reverse stock split will automatically be deemed for all corporate purposes to evidence ownership based on the one-for-eight stock split ratio of the Company’s common stock after the reverse stock split. All shares issuable upon exercise or conversion of outstanding options, warrants or other securities will automatically be adjusted.
As soon as practicable after the Effective Date, stockholders will be notified that the reverse stock split has been effected. The Company expects that its transfer agent, The Registrar & Transfer Co., will act as exchange agent for purposes of implementing the exchange of stock certificates. Stockholders of record will receive a letter of transmittal requesting that they surrender the old stock certificates they currently hold for new stock certificates reflecting the adjusted number of shares as a result of the reverse stock split. No new certificates will be issued to a stockholder until the stockholder has surrendered the stockholder’s old stock certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Until surrender, each old stock certificate representing shares of common stock before the reverse stock split will be deemed canceled and only represents the number of whole shares of post-reverse common stock to which the holder is entitled. Stockholders should not destroy any stock certificate and should not submit any certificates until they receive a letter of transmittal.
Persons who hold their shares in brokerage accounts or “street name” will not be required to take any further actions to effect the exchange of their certificates. No stockholder will be required to pay a transfer or other fee to exchange the stockholder’s old stock certificates.
Any old stock certificates submitted for exchange, whether because of sale, transfer or other disposition of stock, will automatically be exchanged for new stock certificates. If an old stock certificate has a restrictive legend on the back, the new stock certificate will be issued with the same restrictive legend.
If a stockholder is entitled to a payment in lieu of any fractional share, such payment will be made as described above under “Fractional Shares.”
No Dissenters’ Rights
The holders of shares of the Company’s common stock will have no dissenters’ rights of appraisal under Delaware law, the Company’s Certificate of Incorporation, as amended, or the Company’s Bylaws with respect to the Certificate of Amendment or the reverse stock split, and the Company will not independently provide stockholders with any such right.

Federal Income Tax Consequences of the Reverse Stock Split
The following is a summary of certain material United States federal income tax consequences of the reverse stock split. It does not purport to be a complete discussion of all of the possible United States federal income tax consequences of the reverse stock split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. This discussion does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which are subject to change retroactively as well as prospectively. This summary also assumes that the shares of the Company’s common stock held by stockholders before the reverse stock split were, and the shares of common stock held after the reverse stock split will be, held as “capital assets,” as defined in the Internal Revenue Code of 1986, as amended, or the “Code” (i.e., generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the reverse stock split.
Other than the cash payments for fractional shares discussed below, no gain or loss will be recognized by a stockholder upon such stockholder’s exchange of shares held before the reverse stock split for shares after the reverse stock split. The aggregate tax basis of the shares of the Company’s common stock received in the reverse stock split (including any fraction of a share deemed to have been received) will be the same as the stockholder’s aggregate tax basis in the shares of common stock exchanged therefor. In general, stockholders who receive cash instead of their fractional share interests in the shares of common stock as a result of the reverse stock split will recognize gain but not loss based on the difference between their adjusted basis in the fractional share interests and the cash received. The stockholder’s holding period for the shares of common stock after the reverse stock split will include the period during which the stockholder held the shares of common stock surrendered in the reverse stock split.
This summary of certain material United States federal income tax consequence of the reverse stock split is not binding on the Internal Revenue Service or the courts. Accordingly, each stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the reverse stock split.
Required Vote
The affirmative vote of the majority of the outstanding shares of the Company’s common stock outstanding on the Record Date is required to approve the Proposal.
Recommendation of the Board of Directors
The Board of Directors recommends a vote “FOR” this Proposal.

SECURITY OWNERSHIP
OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding beneficial ownership of the Company’s common stock by (i) each person known by the Company to beneficially own more than 5% of the Company’s common stock, (ii) each of the Company’s directors, (iii) the Company’s principal executive officer, principal financial officer and three other most highly compensated executive officers, and (iv) all the directors and executive officers as a group. Ownership information is based upon information furnished by the respective individuals or entities, as the case may be. The calculation of the percentage of outstanding shares is based on 125,508,896 shares of our common stock outstanding on August 27, 2008, adjusted, where appropriate, for shares of stock beneficially owned but not yet issued. Except as otherwise indicated, each stockholder named has sole voting and investment power with respect to such stockholder’s shares.

	Aggregate Number of Shares	Percent of
Name of Beneficial Owner	Beneficially Owned(1)	Outstanding Shares

Five Percent Stockholders:
Valens Capital Management, LLC(2) c/o Valens Capital Management, LLC, 335 Madison Avenue, 10th Floor, New York, NY 10017	6,225,781	5.0%

Executive Officers and Directors:

Joseph J. Grillo(3)	937,328	*

Lorraine M. Breece(3)	289,549	*

Parke H. Hess(3)	275,262	*

John R. Block(3)	875,000	*

Daniel E. Penni(3)	526,013	*

Dennis G. Rawan(3)	225,000	*

Constance K. Weaver(3)	537,921	*

Michael S. Zarriello(3)	1,199,051	1.0%

Michael E. Krawitz(3)(4)	4,502,793	3.6%

Evan C. McKeown(3)(5)	355,000	*

All current directors and executive officers as a group (8 persons)	4,865,124	3.9%

*	Represents less than 1% of the issued and outstanding shares of common stock of the Company.

(1)
This table includes presently exercisable stock options and options that are exercisable within sixty days of August 27, 2008, in accordance with Rule 13d-3(d) under the Exchange Act. The following directors and executive officers hold the number of exercisable options set forth following their respective names: Joseph J. Grillo — 0; Lorraine M. Breece — 288,025; Parke H. Hess — 0; John R. Block — 875,000; Daniel E. Penni — 457,800; Dennis G. Rawan — 155,000; Constance K. Weaver — 438,930; Michael S. Zarriello — 1,140,000; Michael E. Krawitz — 983,663; Evan C. McKeown — 355,000; and all current directors and officers as a group — 3,354,755.

(2)
Valens Capital Management, LLC has shared voting power and dispositive power with Laurus Capital Management, LLC, a Delaware limited liability company, Valens U.S. SPV I, LLC, a Delaware limited liability company (“Valens US”), Valens Offshore SPV I, Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands (“Valens SPV I”), Laurus Master Fund, Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands (“Laurus”), Kallina Corporation, a Delaware corporation (“Kallina”), and PSource Structured Debt Limited, a closed-ended company incorporated with limited liability in Guernsey (“PSource”), Eugene Grin and David Grin.

(3)	Unless otherwise indicated, all of these individuals share the same business address: 490 Villaume Avenue, South St. Paul, Minnesota 55075.

(4)	Mr. Krawitz was terminated as the Company’s president and chief executive officer effective December 31, 2007 and resigned as a member of the Company’s Board of Directors on December 28, 2007.

(5)	Mr. McKeown was terminated as the Company’s chief financial officer effective March 9, 2007.
STOCKHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING OF STOCKHOLDERS
Pursuant to the applicable rules under the Exchange Act, some stockholder proposals may be eligible for inclusion in the Company’s 2009 proxy statement. Proposals by stockholders intended to be included in the Company’s 2009 proxy statement must comply with all applicable requirements of Rule 14a-8 promulgated under the Exchange Act and must be submitted in writing to the Secretary of the Company no later than January 5, 2009, or a reasonable time before the Company begins to print and mail its proxy materials. Stockholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of such securities rules. Stockholder proposals to be presented at the Company’s 2009 annual meeting (but not intended to be included in our 2009 proxy statement) must be submitted in writing to the Company’s Secretary no earlier than April 1, 2009, but no later than May 1, 2009, in accordance with the Company’s bylaws. Otherwise, the proxies named by the Company’s Board of Directors may exercise discretionary voting authority with respect to the stockholder proposal, without any discussion of the proposal in the Company’s proxy materials.
The form of Proxy and this Proxy Statement have been approved by the Board of Directors and are being mailed and delivered to stockholders by its authority.

/s/ Joseph J. Grillo
Joseph J. Grillo
Chief Executive Officer and President
South St. Paul, Minnesota
September _____, 2008

PROXY
THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF
DIGITAL ANGEL CORPORATION
Joseph J. Grillo and Lorraine M. Breece, or either of them, are appointed by the undersigned as proxies, or the proxies, each with power of substitution, to represent and vote the shares of stock of Digital Angel Corporation, or the Company, which the undersigned would be entitled to vote at the special meeting of stockholders of the Company to be held on October 30, 2008, at 9:00 a.m., Eastern Daylight Time, at the Hilton Hotel, 1870 Griffin Road, Dania Beach, Florida 33004, and at any postponements or adjournments thereof as if the undersigned were present and voting at the annual meeting.
THE SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS SET FORTH BELOW AND, WHERE NO DIRECTIONS ARE GIVEN, SUCH SHARES WILL BE VOTED FOR THE PROPOSAL REFERRED TO BELOW.
VOTE BY INTERNET — www.proxyvote.com
Use the internet to transmit your voting instructions for electronic delivery of information through 11:59 P.M. Eastern Daylight Time on October 29, 2008. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce costs incurred by the Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.
VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions through 11:59 P.M. Eastern Daylight Time on October 29, 2008. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Digital Angel Corporation, c/o Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, NY 11717.
1.
Approval of an amendment to the Company’s Certificate of Incorporation, as amended, to effect a one-for-eight reverse stock split of the Company’s common stock without changing the par value of the stock.

FOR ☐	AGAINST ☐	ABSTAIN ☐
Please sign, date and return this proxy in the enclosed envelope. Joint Owners should each sign this proxy. Attorneys-in-fact, executors, administrators, trustees, guardians or corporation officers should give their full title. Please indicate if you plan to attend this meeting. YES ☐ NO ☐

Signature [PLEASE SIGN WITHIN THE BOX]	Date	Signature (Joint Owners)	Date

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APPENDIX A
CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION
OF
DIGITAL ANGEL CORPORATION
Digital Angel Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:
1. The name of the corporation (hereinafter called the “Corporation”) is Digital Angel Corporation.
2. At a meeting of the Board of Directors of the Corporation, resolutions were duly adopted declaring the advisability of an amendment to the Certificate of Incorporation, as follows, and providing that:
Article Three of the Certificate of Incorporation of the Corporation shall be hereby amended and restated to read as follows:
“ARTICLE THREE”
The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is Forty Million (40,000,000) shares, of which Five Million (5,000,000) shares shall be preferred stock (“Preferred Stock”) having a par value of $10.00 per share and Thirty-Five Million (35,000,000) shares shall be common stock (“Common Stock”) having a par value of $.01 per share. A statement of the preferences, qualifications, limitations, restrictions, and the special or relative rights, including convertible rights, in respect of the shares of each class is as follows:
A. Preferred Stock.
Subject to the requirements of the laws of the State of Delaware, authority is hereby vested in the Board of Directors from time to time to issue 5,000,000 shares of Preferred Stock in one or more series and by resolution or resolutions as to each series:
(a) to fix the distinctive serial designation of the shares of such series;
(b) to fix the rate per annum at which the holders of the shares of such series shall be entitled to receive dividends, the dates on which said dividends shall be payable, and, if the directors determine that the dividends with respect to said series shall be cumulative, the date or dates from which such dividends shall be cumulative;
(c) to determine whether the shares of such series shall have voting power, and, if so, the extent and definition of such voting power;
(d) to fix the price or prices at which the shares of such series may be redeemed, and to determine whether the shares of such series may be redeemed in whole or in part or only as a whole;
(e) to fix the amounts payable on the shares of such series in the event of liquidation, dissolution, or winding up of the Corporation;

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(f) to determine whether or not the shares of any such series shall be made convertible into or exchangeable for shares of any other class or classes of stock of the Corporation or of any other series of Preferred Stock and the conversion price or prices, or the rate or rates of exchange at which such conversion or exchange may be made;
(g) to determine the amount of the sinking fund, purchase fund, or any analogous fund, if any, to be provided with respect to each such series; and
(h) to fix preferences and relative, participating, optional, or other special rights, and qualifications, limitations or restrictions thereof, applicable to each such series.
B. Common Stock.
Each share of Common Stock shall be identical with each other share of Common Stock, except as the holders thereof shall otherwise expressly agree in writing. Subject to the prior rights of the Preferred Stock from time to time issued and outstanding, as hereinbefore set forth, the holders of Common Stock shall be entitled to receive such sums as the Board of Directors may from time to time declare as dividends thereon, or authorize as distributions thereon, out of any sums available to be distributed as dividends and to receive any balance remaining in case of the dissolution, liquidation or winding up of the Corporation after satisfying the prior rights of the Preferred Stock, if any be then outstanding. Each share of Common Stock shall have one vote for all corporate purposes.
On November 10, 2008 (the “Effective Date”), each share of Common Stock, par value $.01 per share (the “Old Common Stock”), issued and outstanding immediately prior to the Effective Date, shall be, and hereby is, reclassified as and changed into one-eighth (1/8) of a share of Common Stock, par value $.01 per share (the “New Common Stock”). Each outstanding stock certificate which immediately prior to the Effective Date represented one or more shares of Old Common Stock shall thereafter, automatically and without the necessity of surrendering the same for exchange, represent the number of whole shares of New Common Stock determined by multiplying the number of shares of Old Common Stock represented by such certificate immediately prior to the Effective Date by one-eighth (1/8) and rounding such number down to the nearest whole integer, and shares of Old Common Stock held in uncertificated form shall be treated in the same manner. The Corporation shall not be required to issue or deliver any fractional shares of New Common Stock. Each holder of such New Common Stock shall be entitled to receive for such fractional interest, and at the Effective Date any such fractional interest in such shares of New Common Stock shall be converted into the right to receive, an amount in cash, without interest, determined by multiplying (i) such fractional share interest to which the holder would otherwise be entitled by (ii) the closing sale price of the Common Stock (on a post-reverse-split basis as adjusted for the amendment effected hereby) on the Effective Date on The NASDAQ Stock Market. Shares of Common Stock that were outstanding prior to the Effective Date and that are not outstanding after the Effective Date shall resume the status of authorized but unissued shares of Common Stock.”
3. Pursuant to a resolution of its Board of Directors, a meeting of stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.
4. The foregoing amendment was duly adopted at such meeting of the stockholders in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

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5. The effective date of this Certificate of Amendment to the Certificate of Incorporation shall be November 10, 2008.
IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its Secretary as of the • day of •, 2008.

By:
Title:
Name:

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